EXHIBIT 4.3

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                                CENTOCOR, INC.,


                               JOHNSON & JOHNSON


                                      AND


                   UNITED STATES TRUST COMPANY OF NEW YORK,
                                  as Trustee


                         FIRST SUPPLEMENTAL INDENTURE


                          Dated as of October 6, 1999











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                                   FIRST SUPPLEMENTAL INDENTURE dated as of
                              October 6, 1999, among CENTOCOR, INC., a
                              Pennsylvania corporation (the "Company"),
                              JOHNSON & JOHNSON, a New Jersey corporation
                              ("Parent"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").


          WHEREAS, pursuant to the Indenture dated as of February 20, 1998 (the "Indenture"), between the Company and the Trustee, the Company issued $460,000,000 aggregate principal amount of 4-3/4% Convertible Subordinated Debentures due 2005 (the "Debentures");

          WHEREAS, pursuant to the Agreement and Plan of Merger dated as of July 20, 1999 (the "Merger Agreement"), among Parent, Admiral Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub has agreed to merge (the "Merger") with and into the Company, with the Company being the surviving corporation in the Merger, and following which the Company will be a wholly owned subsidiary of Parent;

          WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the "Effective Time") each outstanding share of common stock, par value $.01 per share, of the Company ("Centocor Common Stock"), other than shares held by the Company, Parent or any of their direct or indirect subsidiaries, shall be converted into the right to receive 0.639 of a validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of Parent ("Common Stock");

          WHEREAS, pursuant to Section 3.5(e) of the Indenture, as a result of the Merger the Company is required to execute and deliver to the Trustee a supplemental indenture modifying the provisions of the Indenture relating to the right of holders of the Debentures to cause the Company to repurchase the Debentures following a Fundamental Change (as defined in the Indenture) to make such provisions apply to Common Stock;

          WHEREAS, pursuant to Section 15.6 of the Indenture, as a result of the Merger Parent is required to execute and deliver to the Trustee a supplemental indenture providing (i) that the Debentures shall be convertible into Common Stock and (ii) for adjustments of the Conversion Price (as defined in the Indenture) which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article XV of the Indenture;



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          WHEREAS Parent desires to unconditionally and irrevocably guarantee, on a subordinated basis, the obligations of the Company under the Indenture and the Debentures on the terms and conditions set forth herein;

          WHEREAS, Section 11.1 of the Indenture provides that the Company, when authorized by resolutions of the Board of Directors of the Company, and the Trustee may from time to time and at any time enter into a supplemental indenture, without the consent of any Debentureholder, to, among other things, make provision with respect to (i) the redemption obligations of the Company pursuant to Section 3.5(e) of the Indenture, (ii) the conversion rights of the holders of the Debentures pursuant to Section 15.6 of the Indenture and (iii) matters which shall not materially adversely affect the rights of the Debentures; and

          WHEREAS, the Company and Parent have complied with all conditions precedent provided for in the Indenture relating to this First Supplemental Indenture.

          NOW, THEREFORE, in consideration of the premises, the Company, Parent and the Trustee mutually covenant and agree, for the equal and ratable benefit of the Debentureholders, as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

          (b) Section 1.1 of the Indenture is hereby amended to add the following definitions:

          "Designated Parent Senior Obligations" shall mean Parent Senior Obligations in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Parent is a party) expressly provides that such Parent Senior Obligations shall be "Designated Parent Senior Obligations" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Parent Senior Obligations to exercise the rights of Designated Parent Senior Obligations). If any payment made to any holder of any Designated Parent Senior Obligations or its Representative with respect to such Designated Parent Senior


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Obligations is rescinded or must otherwise be returned by such holder or
Representative upon the insolvency, bankruptcy or reorganization of Parent or otherwise, the reinstated Indebtedness of Parent arising as a result of such rescission or return shall constitute Designated Parent Senior Obligations effective as of the date of such rescission or return.

          "Effective Time" means the time at which the merger of Admiral Merger Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent, with and into the Company, with the Company as the surviving corporation, becomes effective.

          "Parent" shall mean Johnson & Johnson, a New Jersey corporation, having its principal office at One Johnson & Johnson Plaza, New Brunswick, NJ 08933.

          "Parent Board of Directors" shall mean the Board of Directors of Parent or a committee of such Board duly authorized to act for it under the Indenture.

          "Parent Officers' Certificate" shall mean a certificate signed by both (i) the President or Chief Executive Officer or any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") or any member of Parent's Executive Committee and (ii) by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of Parent.

          "Parent Senior Obligations" shall mean the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of Parent, whether outstanding on the date of this First Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Parent (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures or expressly provides that such Indebtedness is "pari passu" or "junior" to the Debentures. Notwithstanding the foregoing, the term "Parent Senior Obligations" shall not include or


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any Indebtedness of Parent to any subsidiary of Parent, all of the outstanding voting stock of which is owned, directly or indirectly, by Parent. If any payment made to any holder of any Parent Senior Obligations or its Representative with respect to such Parent Senior Obligations is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of Parent or otherwise, the reinstated Indebtedness of Parent arising as a result of such rescission or return shall constitute Parent Senior Obligations effective as of the date of such rescission or return.

          (c) The definition of the term "Common Stock" in Section 1.1 of the Indenture is hereby deleted in its entirety and replaced with the following:

          "Common Stock" shall mean the common stock, par value $1.00 per share, of Parent, as it exists at the Effective Time, or any other class or classes of capital stock of Parent resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which are not subject to redemption by Parent; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such classifications.

          (d) The reference to "the Company" in the definition of the term "Indebtedness" in Section 1.1 of the Indenture is hereby deleted and replaced with a reference to "such Person".

          (e) All references to "Senior Obligations" in the definition of the term "Representative" in Section 1.1 of the Indenture are hereby deleted and replaced with references to "Senior Obligations or Parent Senior Obligations, as the case may be,".


                                  ARTICLE II

                     Repurchase Upon a Fundamental Change

          SECTION 2.1. Repurchase. The Company hereby agrees in accordance with Section 3.5(e) of the Indenture to repurchase the Debentures pursuant to
Section 3.5 of the


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Indenture following a Fundamental Change (as the definition of such term is amended as a result of the amendment to the definition of the term "Common Stock" provided in Section 1.1 of this First Supplemental Indenture).


                                  ARTICLE III

                     Conversion Rights of Debentureholders
                         in Connection with the Merger

          SECTION 3.1. Conversion Rights. The Company and Parent hereby agree in accordance with Section 15.6 of the Indenture that the holder of each Debenture outstanding at the Effective Time shall have the right, during the period such Debenture shall be convertible as specified in Section 15.1 of the Indenture, to convert such Debenture into that number of whole shares of Common Stock equal to the principal amount of such Debenture divided by a Conversion Price of $77.091 per share, subject to adjustment as provided in
Article XV of the Indenture.


                                  ARTICLE IV

                        Adjustment of Conversion Price

          SECTION 4.1. Adjustment. Parent hereby agrees in accordance with
Section 15.6 of the Indenture to make any adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article XV of the Indenture.


                                   ARTICLE V

                                   Guarantee

          SECTION 5.1 Guarantee. Parent hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Debentureholder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest (including Liquidated Damages, if any) in respect of the Debentures when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Debentures and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Debentures (all the foregoing being


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hereinafter collectively called the "Obligations"). Parent further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this
Article V notwithstanding any extension or renewal of any Obligation.

          Parent waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Parent waives notice of any default under the Debentures or the Obligations. The obligations of Parent under this Section 5.1 shall not be affected by (a) the failure of any Debentureholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Debentures or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of the Indenture, the Debentures or any other agreement; (d) the release of any security held by any Debentureholder or the Trustee for the Obligations or any of them; (e) the failure of any Debentureholder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

          Parent further agrees that its guarantees under this Section 5.1 constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Debentureholder or the Trustee to any security held for payment of the Obligations.

          The guarantee of Parent under this Section 5.1 shall, to the extent and in the manner set forth in Article VI of this First Supplemental Indenture, be subordinated and subject in right of payment to the prior payment in full of all Parent Senior Obligations and is made subject to the provisions of Article VI of this First Supplemental Indenture.

          Except as set forth in Section 5.2 of this First Supplemental Indenture, the obligations of Parent under this Section 5.1 shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without


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limiting the generality of the foregoing, the obligations of Parent under this
Section 5.1 shall not be discharged or impaired or otherwise affected by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Parent or would otherwise operate as a discharge of Parent as a matter of law or equity.

          Parent agrees that its guarantee under this Section 5.1 shall remain in full force and effect until payment in full of all the Obligations. Parent further agrees that its guarantee under this Section 5.1 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Debentureholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Debentureholder or the Trustee may have at law or in equity against Parent by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, Parent hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Debentureholders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Debentureholders and the Trustee.

          Parent agrees that it shall not be entitled to any right of subrogation in relation to the Debentureholders in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article VI of this First Supplemental Indenture. Parent further agrees that, as between it, on the one hand, and the Debentureholders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII of the Indenture for the purposes of the guarantee under this Section 5.1, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in


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Article VII of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by Parent for the purposes of this Section 5.1.

          Parent also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Debentureholder in enforcing any rights under this Section 5.1.

          SECTION 5.2. Limitation on Liability. Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed under this Section 5.1 by Parent shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to Parent, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 5.3. Successors and Assigns. This Article V shall be binding on Parent and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Debentureholders and, in the event of any transfer or assignment of rights by any Debentureholder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Debentures shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.


                                  ARTICLE VI

                        Subordination of the Guarantee

          SECTION 6.1. Agreement to Subordinate. Parent covenants and agrees, and each Person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees, that the obligations of Parent under Section 5.1 of this First Supplemental Indenture with respect to the payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all Debentures (including, but not limited to, the redemption price with respect to Debentures called for redemption in accordance with Section 3.2 of the Indenture or submitted for redemption in accordance with Section 3.5 of the Indenture, as the case may
be) issued under the Indenture shall, to the extent and in the manner set forth in this Article VI, be subordinated and subject in right of payment to the prior payment in full of all Parent Senior


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Obligations and that the subordination is for the benefit of the holders of
Parent Senior Obligations.

          No provision of this Article VI shall prevent the occurrence of any default or Event of Default under the Indenture.

          SECTION 6.2. Payments to Debentureholders. Parent shall not make any payment pursuant to its obligations under Section 5.1 of this First Supplemental Indenture with respect to any of the Obligations (including, but not limited to, the redemption price with respect to the Debentures to be called for redemption in accordance with Section 3.2 of the Indenture or submitted for redemption in accordance with Section 3.5 of the Indenture, as the case may be) if:

          (a) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Parent Senior Obligations occurs and is continuing (a "Parent Payment Default"), unless and until such Parent Payment Default shall have been cured or waived or shall have ceased to exist; or

          (b) a default, other than a Parent Payment Default, on any Designated Parent Senior Obligations (a "Parent Non-Payment Default") occurs and is continuing that then permits holders of such Designated Parent Senior Obligations to accelerate its maturity and the Trustee receives a written notice of the default (a "Parent Payment Blockage Notice") from a holder of Designated Parent Senior Obligations, a Representative of Designated Parent Senior Obligations or Parent.

          No Parent Non-Payment Default that existed or was continuing on the date of delivery of any Parent Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Parent Payment Blockage Notice.

          Parent may and shall resume payments on and distributions in respect of the Debentures pursuant to its obligations under Section 5.1 of this First Supplemental Indenture, including any past scheduled payments of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on such Debentures to which the holders of the Debentures would have been entitled but for the provisions of this Article VI:

          (1) in the case of a Parent Payment Default, on the date upon which such Parent Payment


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               Default is cured or waived or ceases to exist; and

          (2) in the case of a Parent Non-Payment Default, the earlier of (i) the date upon which such default is cured or waived or ceases to exist or (ii) 179 days after the Parent Payment Blockage Notice is received by the Trustee if the maturity of such Designated Parent Senior Obligations has not been accelerated and no Parent Payment Default with respect to any Parent Senior Obligations has occurred which has not been cured or waived or ceased to exist (in such event clause (1) above shall instead be applicable), unless this Article VI otherwise prohibits such payment or distribution at the time of such payment or distribution.

          Upon any payment by Parent, or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of Parent, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Parent Senior Obligations shall first be paid in full in cash or other payment satisfactory to the holders of such Parent Senior Obligations, or provision is made for such payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Parent Senior Obligations, before any payment by Parent is made on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures; and upon any such dissolution or winding up or liquidation or reorganization of Parent or bankruptcy, insolvency, receivership or other proceeding, any payment by Parent, or distribution of assets of Parent of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled, except for the provision of this Article VI, shall (except as aforesaid) be paid by Parent or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Parent Senior Obligations (pro rata to such holders on the basis of the respective amounts of Parent Senior Obligations held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which


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any instruments evidencing any Parent Senior Obligations may have been issued, as their respective interests may appear, to the extent necessary to pay all Parent Senior Obligations in full in cash or other payment satisfactory to the holders of such Parent Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Parent Senior Obligations, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

          For purposes of this Article VI, the words, "cash, property or securities" shall not be deemed to include shares of stock of Parent as reorganized or readjusted, or securities of Parent or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Debentures to the payment of all Parent Senior Obligations which may at the time be outstanding; provided that the Parent Senior Obligations are assumed by the new corporation, if any, resulting from any reorganization or readjustment.

          In the event of the acceleration of the Debentures because of an Event of Default and a demand for payment is made on Parent pursuant to
Section 5.1 of this First Supplemental Indenture, no payment or distribution by Parent pursuant to any of its obligations under Section 5.1 of this First Supplemental Indenture shall be made to the Trustee or any holder of Debentures in respect of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.2 of the Indenture or submitted for redemption in accordance with Section 3.5 of the Indenture, as the case may
be) until all Parent Senior Obligations have been paid in full in cash or other payment satisfactory to the holders of Parent Senior Obligations or such acceleration is rescinded in accordance with the terms of the Indenture. If payment of the Debentures is accelerated because of an Event of Default and a demand for payment is made on Parent pursuant to Article V of this First Supplemental Indenture, Parent shall promptly notify holders of Parent Senior Obligations of the acceleration.

          In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of Parent of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 6.2, shall be received by the Trustee or the


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holders of the Debentures before all Parent Senior Obligations are paid in full in cash or other payment satisfactory to the holders of such Parent Senior Obligations, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Parent Senior Obligations, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Parent Senior Obligations or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Parent Senior Obligations may have been issued, as their respective interests may appear, as calculated by Parent, for application to the payment of any Parent Senior Obligations remaining unpaid to the extent necessary to pay all Parent Senior Obligations in full in cash or other payment satisfactory to the holders of such Parent Senior Obligations, after giving effect to any concurrent payment or distribution to or for the holders of such Parent Senior Obligations.

          Nothing in this Section 6.2 shall apply to claims of the Trustee under Section 8.6 of the Indenture or to payments to the Trustee made by Parent pursuant to its obligations under Section 5.1 of this First Supplemental Indenture with respect to Section 8.6 of the Indenture. This
Section 6.2 shall be subject to the further provisions of Section 6.5.

          SECTION 6.3. Subrogation of Debentures. Subject to the payment in full of all Parent Senior Obligations, the rights of the holders of the Debentures shall be subrogated, to the extent of the payments or distributions made to the holders of such Parent Senior Obligations pursuant to the provisions of this Article VI (equally and ratably with the holders of all indebtedness of Parent which by its express terms is subordinated to other indebtedness of Parent to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation), to the rights of the holders of Parent Senior Obligations to receive payments or distributions of cash, property or securities of Parent applicable to the Parent Senior Obligations until the principal, premium, if any, and interest (including Liquidated Damages, if any) on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Parent Senior Obligations of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit


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of the holders of Parent Senior Obligations by holders of the Debentures or the Trustee, shall, as between Parent, its creditors other than holders of Parent Senior Obligations, and the holders of the Debentures, be deemed to be a payment by Parent to or on account of the Parent Senior Obligations; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article VI, which would otherwise have been paid to the holders of Parent Senior Obligations, shall be deemed to be a payment by Parent to or for the account of the Debentures. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Parent Senior Obligations, on the other hand.

          Nothing contained in this Article VI or elsewhere in this First Supplemental Indenture, in the Indenture or in the Debentures is intended to or shall impair, as among Parent, its creditors other than the holders of Parent Senior Obligations, and the holders of the Debentures, the obligation of Parent, which is absolute and unconditional, to make payments pursuant to its obligations under Section 5.1 of this First Supplemental Indenture with respect to the payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of Parent other than the holders of the Parent Senior Obligations, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon a default by Parent under its obligations under Section 5.1 of this First Supplemental Indenture, subject to the rights, if any, under this Article VI of the holders of Parent Senior Obligations in respect of cash, property or securities of Parent received upon the exercise of any such remedy.

          SECTION 6.4. Authorization to Effect Subordination. Each holder of a Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article VI and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding of the types


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referred to in the second paragraph of Section 7.2 of the Indenture at least thirty (30) days before the expiration of the time to file such claim, the holders of any Parent Senior Obligations or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Debentures.

          SECTION 6.5. Notice to Trustee. During any period for which a demand for payment by Parent pursuant to Article V remains outstanding, Parent shall give prompt written notice in the form of a Parent Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to Parent which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from Parent (in the form of a Parent Officers' Certificate) or a Representative or a holder or holders of Parent Senior Obligations or from any trustee thereof; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 6.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

          The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a person representing himself or herself to be a holder of Parent Senior Obligations (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Parent Senior Obligations or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of

Parent Senior Obligations pursuant to this Article VI unless it has received reasonably satisfactory evidence as to the amount of Parent Senior Obligations held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article VI.

          SECTION 6.6. Trustee's Relation to Parent Senior Obligations. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Parent Senior Obligations at any time held by it, to the same extent as any other holder of Parent Senior Obligations, and nothing in this First Supplemental Indenture, in Section 8.13 of the Indenture or elsewhere in the Indenture shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Parent Senior Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of Parent Senior Obligations shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Parent Senior Obligations.

          SECTION 6.7. No Impairment of Subordination. No right of any present or future holder of any Parent Senior Obligations to enforce subordination as provided in this Article VI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Parent or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Parent with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof with which any such holder may have or otherwise be charged.

          SECTION 6.8. Certain Conversions Not Deemed Payment. For the purposes of this Article VI only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article XV of the Indenture shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Debenture. For the purposes of this Section 6.8, the term "junior securities" means (a) shares of any stock of any class of Parent or (b) securities of Parent that are subordinated in right of payment to all Parent Senior Obligations that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article VI. Nothing contained in this
Article VI or elsewhere in this First Supplemental Indenture, in the Indenture or in the Debentures is intended to or shall impair, as among Parent, its creditors (other than holders of Parent Senior Obligations) and the Debentureholders, the right, which is absolute and unconditional, of the Debentureholder of any Debenture to convert such Debenture in accordance with
Article XV of the Indenture.

          SECTION 6.9. Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this
Article VI shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article VI in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 6.5 shall not apply to Parent or any Affiliate of Parent if it or such Affiliate acts as paying agent.

          The Trustee shall not be responsible for the actions or inactions of any other paying agents (including Parent if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

          SECTION 6.10. Parent Senior Obligations Entitled to Rely. The holders of Parent Senior Obligations (including, without limitation, Designated Parent Senior Obligations) shall have the right to rely upon this
Article VI.

          SECTION 6.11. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Parent referred to in this Article VI, the Trustee and the Debentureholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Debentureholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Parent Senior Obligations and other indebtedness of Parent, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article VI.


                                  ARTICLE VII

                           Miscellaneous Amendments

          SECTION 7.1. All references to "Common Stock of the Company" in the Indenture are hereby deleted and replaced with references to "Common Stock".

          SECTION 7.2. All references to "the Company" in (i) the first paragraph of Section 2.5(d) of the Indenture and (ii) Section 2.5(f) of the Indenture are hereby deleted and replaced with references to "the Company or Parent, as the case may be,". The second reference to "the Company" in the first sentence of Section 5.2 of the Indenture is hereby deleted and replaced with a reference to "the Company or Parent, as the case may be,".

          SECTION 7.3. The reference to "CENTOCOR, INC." in Section 2.5(e) of the Indenture is hereby deleted and replaced by a reference to "JOHNSON & JOHNSON".

          SECTION 7.4. All references to "BOSTON EQUISERVE LLP" in Section 2.5(e) of the Indenture are hereby deleted and replaced with references to "FIRST CHICAGO TRUST COMPANY OF NEW YORK".

          SECTION 7.5. The third sentence of the second paragraph of Section
2.6 of the Indenture is hereby deleted in its entirety and replaced with the following:

"In case any Debenture which has matured or is about to mature or has been called for redemption or has been tendered for redemption (and not withdrawn) or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, in lieu of the issuance of a substitute Debenture, either the Company may pay or authorize the payment of or Parent may convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company or Parent, respectively, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company or Parent, respectively, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Debenture and of the ownership thereof."

          SECTION 7.6. All references to "the Company" in the first, third and fifth sentences of Section 3.4 of the Indenture are hereby deleted and replaced with references to "the Company and Parent".

          SECTION 7.7. Section 3.5(e) of the Indenture is hereby amended so that (i) the beginning of such subsection reads "In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.6 applies, in which Common Stock is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock or common stock of another person" and (ii) the end of such subsection reads "if different from Parent and Common Stock (in lieu of Parent and Common Stock)."

          SECTION 7.8. The reference to "third paragraph" in the second sentence of Section 4.4 of the Indenture is hereby deleted and replaced with a reference to "second paragraph".

          SECTION 7.9. The heading and provisions of Section 4.8 of the Indenture are hereby deleted in their entirety and replaced with a reference to "[Reserved]".

          SECTION 7.10. The first reference to "the Company" in the first sentence of Section 5.8 of the Indenture is hereby deleted and replaced with a reference to "each of the Company and Parent". The references to "the Company" in the second parenthetical of the first sentence and in the second sentence of Section 5.8 of the Indenture are hereby deleted and replaced with references to "the Company or Parent, respectively".

          SECTION 7.11. Section 11.1 is hereby amended so that (i) the beginning of the first paragraph thereof reads "The Company and Parent, when authorized by the resolutions of the Board of Directors and Parent Board of Directors, respectively, and the Trustee, at the Company's and Parent's expense, may",
(ii) the beginning of clause (d) of the first paragraph thereof reads "to add to the covenants of the Company or Parent such further covenants, restrictions or conditions as the Board of Directors or Parent Board of Directors, respectively, and the Trustee", (iii) the beginning of the second paragraph thereof reads "Upon the written request of the Company and Parent, accompanied by a copy of the resolutions of the Board of Directors and Parent Board of Directors, respectively, certified by their respective Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, the Trustee is hereby authorized to join with the Company and Parent in the execution" and (iv) a reference to ", Parent" is inserted after the reference to "the Company" in the third paragraph thereof.

          SECTION 7.12. Section 11.2 is hereby amended so that (i) the beginning of the first paragraph thereof reads "With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Company and Parent, when authorized by the resolutions of the Board of Directors and Parent Board of Directors, respectively, and the Trustee, at the Company's and Parent's expense, may" and (ii) the beginning of the second paragraph thereof reads "Upon the written request of the Company and Parent, accompanied by a copy of the resolutions of the Board of Directors and Parent Board of Directors, respectively, certified by their respective Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company and Parent in the execution".

          SECTION 7.13. Section 11.3 of the Indenture is hereby amended by inserting a reference to ", Parent" after the reference to "the Company".

          SECTION 7.14. All references to "the Company" in Sections 2.5(e), 15.3, 15.5, 15.6, 15.7, 15.8 and 15.10 of the Indenture, the fourth paragraph of Section 15.2 of the Indenture and the third sentence of Section 15.9 of the Indenture are hereby deleted and replaced with references to "Parent". The first reference to "the Company" in the first sentence of the third paragraph of Section 15.2 of the Indenture is hereby deleted and replaced with a reference to "Parent".

          SECTION 7.15. All references to "the Board of Directors" in Section
15.5 of the Indenture are hereby deleted and replaced with references to "Parent Board of Directors".

          SECTION 7.16. The last sentence of Section 15.5(g) is hereby amended so that the words "of the type" are inserted after the first reference to "transaction".

          SECTION 7.17. The reference to "a Company plan" in Section 15.5(j) is hereby deleted and replaced with a reference to "a Parent plan".


                                 ARTICLE VIII

                  Acceptance of First Supplemental Indenture

          SECTION 8.1. Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                  ARTICLE IX

                           Miscellaneous Provisions

          SECTION 9.1. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall be effective as of the Effective Time. In the event the Merger Agreement shall be terminated or the merger shall otherwise not become effective, this First Supplemental Indenture shall be null and void and without effect.

          SECTION 9.2. Effect of First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by the Company, Parent and the Trustee, the Indenture shall be supplemented and amended in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          SECTION 9.3. Indenture Remains in Full Force and Effect. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

          SECTION 9.4. Incorporation of Indenture. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          SECTION 9.5. Address of Parent for Notices. Any notice or demand which by any provisions of the Indenture is required or permitted to be given or served by the Trustee or by the Debentureholders on Parent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by Parent with the Trustee) to Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attention: Treasurer.

          SECTION 9.6. Headings. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

          SECTION 9.7. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 9.8. Confirmation and Preservation of Indenture. The Indenture as supplemented and amended by this First Supplemental Indenture is in all respects confirmed and preserved.

          SECTION 9.9. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

          SECTION 9.10. Successors. All covenants and agreements in this First Supplemental Indenture by the Company and Parent shall be binding upon and accrue to benefit of their respective successors. All covenants and agreements in this First Supplemental Indenture by the

Trustee shall be binding upon and accrue to the benefit of its successors.

          SECTION 9.11. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 9.12. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Indenture or the Debentures, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders, any benefit of any legal or equitable right, remedy or claim under this First Supplemental Indenture, the Indenture or the Debentures.

          SECTION 9.13. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and Parent, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

          SECTION 9.14. Certain Duties and Responsibilities of the Trustees. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided, and the Trustee shall not be under any responsibility to determine the correctness of any provisions contained in this First Supplemental Indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures or to any adjustment to be made with respect thereto.

          SECTION 9.15. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                   CENTOCOR, INC.,

                                     by
                                       /s/ Dominic J. Caruso
                                      -----------------------------
                                      Name:  Dominic J. Caruso
                                      Title: Senior Vice President
                                             and Chief Financial
                                             Officer


                                   JOHNSON & JOHNSON,

                                     by
                                       /s/ Kenneth A. Berlin
                                       -----------------------------
                                       Name:  Kenneth A. Berlin
                                       Title: Attorney-in-Fact


                                   UNITED STATES TRUST COMPANY OF NEW
                                   YORK, as Trustee,

                                     by
                                       /s/ John Guiliano
                                       -------------------------------
                                       Name:  John Guiliano
                                       Title: Vice President